QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(E)

INSTRUCTIONS TO ELECTION FORM

        1.    DEFINED TERMS.    All terms used in this Election Form but not defined have the meaning given to them in the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, dated November 26, 2008 (the "Offer to Exchange"). References in this Election Form to "United Therapeutics," "we," "us," "our," and "ours" mean United Therapeutics Corporation and its subsidiaries.

        2.    EXPIRATION DATE.    The exchange offer and any rights to tender, or to withdraw a tender, of your Eligible Options will expire at 5:00 p.m., New York City Time, on December 26, 2008 (or on a later date, if we extend the exchange offer) (such expiration date, the "Expiration Date").

        3.    DELIVERY OF ELECTION FORM.    If you intend to tender your Eligible Options under the exchange offer, you must complete, sign and date a copy of this Election Form and return it to United Therapeutics so that we receive it before 5:00 p.m., New York City Time, on the Expiration Date, using one of the following means:

By Mail or Courier: United Therapeutics Corporation Attention: Alyssa Friedrich 1110 Spring Street Silver Spring, MD 20910	By Facsimile: United Therapeutics Corporation Attention: Alyssa Friedrich Facsimile: 301-608-2643
By Hand or Interoffice Mail: Attention: Alyssa Friedrich	By E-mail: afriedrich@unither.com

        Your Election Form will be effective only upon receipt by us. United Therapeutics will only accept delivery of the signed and completed Election Form by one of the methods of delivery described above. The method of delivery is at your own option and risk. You are responsible for making sure that the Election Form is delivered to the person indicated above. You must allow for delivery time based on the method of delivery that you choose to ensure that we receive your Election Form before 5:00 p.m., New York City Time, on the Expiration Date.

        You are not required to tender your Eligible Options, and participation in this exchange offer is completely voluntary. If you elect to participate in this exchange offer, you may tender some or all of your Eligible Options. If you do not wish to participate in this exchange offer, no action is required on your part.

        If the signature on your Election Form is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer's full title must be identified on this Election Form and proper evidence of the authority of such person to act in such capacity must be provided with your Election Form. If you do not receive a confirmation of receipt of your Election Form from us within five business days after the date your Election Form should have been received by us, or if you submit your Election Form less than five business days before the expiration of the exchange offer, which we expect will be 5:00 p.m., New York City Time, on December 26, 2008, please contact Alyssa Friedrich, by hand or interoffice mail, by facsimile to 301-608-2643, by mail or delivery to 1110 Spring Street, Silver Spring, MD 20910, by phone at 240-821-1730, or by e-mail to afriedrich@unither.com.

        4.    EXISTING STOCK OPTION AGREEMENTS.    You do not need to return your existing stock option agreements relating to your tendered Eligible Options, as they will be automatically cancelled if we accept your Eligible Options for exchange.

        5.    WITHDRAWAL OF ELECTION.    The tender of your Eligible Options under this exchange offer may be withdrawn at any time before 5:00 p.m., New York City Time, on the Expiration Date. To withdraw your tendered Eligible Options, you must deliver a properly completed and signed Notice of Withdrawal to the attention of Alyssa Friedrich, using one of the means of delivery described in Instruction 3 above. Withdrawals may not be rescinded, and any Eligible Options withdrawn will not be considered to be properly tendered, unless your Eligible Options are properly re-tendered before the Expiration Date by following the procedures described in Instruction 3 above.

        6.    ADDITIONAL TENDERS.    If you tendered some of your Eligible Options, and would like to tender additional Eligible Options for exchange, you must submit a new Election Form using the procedures described in Instruction 3 above listing all Eligible Options you wish to tender, including those listed on your original Election Form. This new Election Form must be signed and dated after your original Election Form. It must be properly completed and it must list all of the Eligible Options you wish to tender for exchange. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form or Notice of Withdrawal will be disregarded and will be considered replaced in full by the new Election Form. You will be bound by the last properly submitted Election Form or Notice of Withdrawal we receive prior to 5:00 p.m., New York City Time, on the Expiration Date.

        7.    SIGNATURES.    Please sign and date this Election Form. Except as described in the following sentence, this Election Form must be signed by the Eligible Optionholder who holds the Eligible Options to be tendered. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer's full title must be identified on this Election Form and proper evidence of the authority of such person to act in such capacity must be provided with this Election Form.

        8.    REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.    Any questions or requests for assistance regarding the exchange offer (including requests for additional copies of the Offer to Exchange or this Election Form) should be directed to any member of the Human Resources Team:

  Alyssa Friedrich at 240-821-1730 or afriedrich@unither.com
  Jami Etter at 240-821-1728 or jetter@unither.com
  Danielle Tilford at 240-821-1791 or dtilford@unither.com
  Claire Moore at 321-676-0010 ext 1040 or cmoore@unither.com
  Holly Aimone at 919-485-8350 ext 1215 or haimone@unither.com

        9.    IRREGULARITIES.    We will determine all questions as to the number of shares subject to Eligible Options tendered and the validity, form, eligibility (including time of receipt) and acceptance of your tender of Eligible Options. Subject to any order or decision by a court or arbitrator of competent jurisdiction, or any other applicable regulatory authority, our determination of these matters will be final and binding on all parties. We may reject any tender of Eligible Options that we determine is not in the appropriate form or would be unlawful to accept. We may waive any defect or irregularity in your tender with respect to your Eligible Options tendered before 5:00 p.m., New York City Time, on the Expiration Date. Your Eligible Options will be not accepted for exchange until you have cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to 5:00 p.m., New York City Time, on the Expiration Date. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Options.

        10.    CONDITIONAL OR CONTINGENT OFFERS.    We will not accept any alternative, conditional or contingent tenders.

        11.    IMPORTANT TAX INFORMATION.    You should refer to the sections entitled "This Exchange Offer—Material United States Tax Consequences" (or "This Exchange Offer—Material Non-U.S. Tax Consequences" if you reside outside of the United States) of the Offer to Exchange, which contains important tax information. We encourage you to consult with tax advisors if you have questions about your financial or tax situation.

United Therapeutics Corporation
Offer to Exchange Outstanding Stock Options
Election Form

        Please complete the information requested below and indicate whether you wish to exchange your Eligible Options for New Options in accordance with the terms and conditions of the Offer to Exchange.

Name and Address (Please print)	Contact Information

Name:	Office Telephone:

Street Address:	Home Telephone:

City and State:	E-mail address:

Zip Code:	Social Security Number:
☐
I wish to tender for exchange ALL of my Eligible Options pursuant to the terms set forth in the Offer to Exchange, dated November 26, 2008.

☐
I wish to tender for exchange only the Eligible Options listed below pursuant to the terms set forth in the Offer to Exchange, dated November 26, 2008:

Grant Date	Number of Outstanding Options	Exercise Price	Number of Options to be Exchanged

☐
I have attached an additional sheet listing my name and any additional grants I wish to tender for exchange.

PLEASE READ THE TERMS OF THE FOLLOWING PAGE, AND RETURN
YOUR COMPLETED, SIGNED AND DATED ELECTION FORM TO
UNITED THERAPEUTICS IN ACCORDANCE WITH THE
INSTRUCTIONS ABOVE.

If you wish to tender your stock options for exchange,
please sign and date this form at the bottom of the next page.

        By signing below, I understand and agree that:

  (1)
  I have received a copy of the Offer to Exchange, dated November 26, 2008, the Election Form and the Notice of Withdrawal (the "Exchange Offer Materials") from Alyssa Friedrich, Vice President, Human Resources. I have read, understand and agree to be bound by all of the terms and conditions of the exchange offer as described in the Exchange Offer Materials.

  (2)
  I understand that, upon acceptance by United Therapeutics, this Election Form will constitute a binding agreement between United Therapeutics and me with respect to my Eligible Options that are accepted for cancellation and exchange, unless I return a validly completed Notice of Withdrawal with respect to my Eligible Options prior to the expiration of the exchange offer.

  (3)
  I understand that if I validly tender Eligible Options for exchange, and such Eligible Options are accepted for cancellation and exchange, I will receive New Options to acquire the same number of shares of United Therapeutics' common stock that were underlying such Eligible Options at the time of the exchange, and I will lose all of my rights to purchase any shares under such Eligible Option.

  (4)
  United Therapeutics has advised me to consult with my own legal, accounting and tax advisors as to the consequences of participating or not participating in this exchange offer before making any decision whether to participate.

  (5)
  I understand that participation in the exchange offer will not be construed as a right to my continued employment or service with United Therapeutics or any of its subsidiaries for any period, and that my employment or service can be terminated at any time by me or United Therapeutics (or one of United Therapeutics' subsidiaries, as applicable), with or without cause or notice, in accordance with the terms of my employment agreement with United Therapeutics. I understand that participation in the exchange offer will not alter or affect any provision of my employment agreement with United Therapeutics (other than to the extent that New Options replace Eligible Options, and any changes to vesting outlined in the Offer to Exchange which shall prevail in the event of a conflict with any such employment agreement).

  (6)
  I understand that, as described in the sections "This Exchange Offer—Conditions of This Exchange Offer" and "This Exchange Offer—Extension of Exchange Offer; Termination; Amendment" of the Offer to Exchange, United Therapeutics may extend, amend, withdraw or terminate the exchange offer and postpone its acceptance and cancellation of my Eligible Options that I have tendered for exchange. In any such event, I understand that the Eligible Options tendered for exchange but not accepted will remain in effect with their current terms and conditions.

  (7)
  I understand that my elections pursuant to this Election Form will survive my death or incapacity and will be binding upon my heirs, personal representatives, successors and assigns.

Signature of Eligible Optionholder	Date and Time
Print Name of Eligible Optionholder

UNITED THERAPEUTICS CORPORATION DOES NOT VIEW THE CERTIFICATION
MADE BY OPTION HOLDERS THAT THEY HAVE READ THE OFFERING MATERIALS
AS A WAIVER OF LIABILITY AND PROMISES NOT TO ASSERT THAT THE PROVISION
CONSTITUTES A WAIVER OF LIABILITY.

QuickLinks

  Exhibit (a)(1)(E)
UNITED THERAPEUTICS CORPORATION DOES NOT VIEW THE CERTIFICATION MADE BY OPTION HOLDERS THAT THEY HAVE READ THE OFFERING MATERIALS AS A WAIVER OF LIABILITY AND PROMISES NOT TO ASSERT THAT THE PROVISION CONSTITUTES A WAIVER OF LIABILITY.